UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2021

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	GLP	New York Stock Exchange

9.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests	GLP pr A	New York Stock Exchange

9.50% Series B Fixed Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests	GLP pr B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Current Report on Form 8-K/A of Global Partners LP (the “Partnership”) amends the Partnership’s Current Report on Form 8-K, dated March 8, 2021 and filed with the Securities and Exchange Commission on March 9, 2021 (the “Original Filing”).

As disclosed in the Original Filing, Gregory B. Hanson was appointed Chief Financial Officer of Global GP LLC, the general partner of the Partnership (the “General Partner”), effective September 1, 2021. This Current Report on Form 8-K/A amends the Original Filing in order to provide a description of the employment agreement between Mr. Hanson and the General Partner, which became effective as of September 1, 2021 (the “Employment Agreement”).

Pursuant to the Employment Agreement, Mr. Hanson will serve as Chief Financial Officer of the General Partner. The Employment Agreement provides that Mr. Hanson will have powers, duties and responsibilities as are customary to his position and as are assigned to him by the Board of Directors or the Chief Executive Officer and President of the General Partner.

Unless earlier terminated, the Employment Agreement has an initial term ending on December 31, 2021. However, the General Partner and Mr. Hanson may renew the Employment Agreement for one or more additional periods.

The Employment Agreement provides for an annualized base salary of $400,000. In addition, Mr. Hanson may receive a cash bonus in an amount to be determined at the discretion of the Compensation Committee of the Board of Directors of the General Partner (the “Compensation Committee”). Mr.  Hanson is eligible to participate in a short-term cash incentive compensation plan (described below) and long-term incentive plans (described below). Additionally, Mr. Hanson is entitled to participate in the General Partner’s health insurance, 401(k), and such other benefit plans and programs in accordance with the General Partner’s policies and on the same general basis as other executives of the General Partner.

Upon termination of Mr. Hanson’s employment for any reason, he (or his estate) will be paid (i) all amounts of base salary due and owing up through the date of termination, (ii) any earned but unpaid bonus, (iii) all reimbursements of expenses appropriately and timely submitted, and (iv) any and all other amounts, including vacation pay, that may be due to him as of the date of termination (the “Hanson Accrued Obligations”).

If Mr. Hanson’s employment is terminated due to death or disability, he (or his estate) will be paid (i) the Hanson Accrued Obligations, plus (ii) a lump sum payment equal to 200% of his then base salary, plus (iii) an amount equal to 200% of the target incentive amount under the then-applicable short-term incentive plan, plus (iv) accelerated vesting of his cash and equity interests in the long-term incentive plans, plus (v) group health and similar insurance premiums on behalf of him and his spouse and dependents for 18 months following the date of termination.

If Mr. Hanson’s employment is terminated by the General Partner without “Cause” or by Mr. Hanson for reasons constituting “Constructive Termination,” each as defined in the Employment Agreement, he will be paid (i) the Hanson Accrued Obligations, plus (ii) a lump sum payment equal to 200% of his then base salary, plus (iii) an amount equal to 200% of the target incentive amount under the then-applicable short-term cash incentive plan, plus (iv) acceleration of vesting of his cash and equity interests in the long-term incentive plans, plus (v) group health and similar insurance premiums on behalf of him and his spouse and dependents for 18 months following the date of termination, plus (vi) a potential gross-up payment in the event that any of the payments described above result in taxes being imposed on Mr. Hanson pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended.

The Employment Agreement includes a confidentiality provision, which generally will continue for two years following Mr. Hanson’s termination of employment. The Employment Agreement also contains non-competition and non-solicitation provisions included in Annex I to the Employment Agreement, which will continue for one year following Mr. Hanson’s termination of employment.

Short-Term Cash Incentive Plan

In respect of his services as Chief Financial Officer during the initial term of the Employment Agreement, Mr. Hanson is eligible to receive an incentive award, if any, under the Partnership’s short-term cash incentive plan (the “STIP”) for 2021, with an annualized target amount equal to 75% of his base salary, and an annualized maximum amount equal to 150% of his base salary, in each case, prorated to reflect the initial term. Fifty percent of such incentive award will be subject to achievement of financial metrics established by the Compensation Committee, and 50% of such incentive award will be subject to the discretion of the Compensation Committee.

During the first calendar quarter of each year following 2021 in which the Employment Agreement is in effect, the Compensation Committee will establish (i) threshold financial metrics required to be met for any cash incentive amount to be awarded under the STIP in that particular calendar year, and (ii) a discretionary cash component for the amount of the cash incentive, if any, that will be awarded under the STIP for such calendar year.

Long-Term Incentive Plan(s)

In respect of his services as Chief Financial Officer during the initial term of the Employment Agreement, Mr. Hanson is eligible to receive an incentive award, if any, under the Partnership’s then applicable long-term incentive compensation plan. In determining whether, and to what extent and amount, an award is available for any executive, including Mr. Hanson, under the long-term incentive plans for a particular year, the Compensation Committee will use the methodology set forth in Exhibit B to the Employment Agreement.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement. A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Employment Agreement, effective as of September 1, 2021, by and between Global GP LLC and Gregory B. Hanson

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

	By:	GLOBAL GP LLC its General Partner

Dated: October 1, 2021		By:	/s/ Sean T. Geary
Sean T. Geary
Acting General Counsel, Secretary and Vice President – Mergers & Acquisitions